UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2015

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People's Republic of China
(Address of Principal Executive Offices)

(86) 451-82287746
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 16, 2015, Nutrastar International Inc. (“the Company’) entered into a Note and Common Stock Purchase Agreement (the “Loan Agreement”) with (i) Accretive Capital Partners, LLC (“Accretive”), which together with its affiliates currently owns approximately 14.46% of the Company’s common stock; (ii) Mr. Richard Fearon, managing partner of the manager to Accretive and an independent director of the Company; and (iii) Mr. Robert Tick, the Company’s Chief Financial Officer and director.

Pursuant to the Loan Agreement, the Company borrowed from Accretive, Mr. Fearon and Mr. Tick (collectively the “Investors”) the aggregate sum of $180,000 (the “Loan”). A portion of the Loan was paid by the Investors in cash at the closing and the remaining portion was paid by the Investors through the release by Mr. Fearon and Mr. Tick of certain outstanding payment obligations of the Company due to them. In connection with procurement of the Loan, the Company issued to the Investors: (a) the promissory notes (the “Promissory Notes”) in the aggregate principal amount of $180,000 and (b) 673,853 shares in the aggregate of the Company’s common stock. The Promissory Notes bear interest at 12% per annum, compounding monthly and payable at maturity not later than March 16, 2016.

The primary purpose of the Loan is to fund the Company’s partial fulfillment of certain payment obligations with respect to amounts due and unpaid to certain third party service providers and Mr. Tick. The Company’s cash and operating assets are currently located in the People’s Republic of China (“PRC”) and are held by the Company’s wholly-owned subsidiaries and their affiliated operating entities. Under PRC law, authorization by the Company’s current Chief Executive Officer, Ms. Lianyun Han (the “CEO”), is currently required to access these liquid assets in order to, among other things, permit the Company to meet its outstanding payment obligations. The other executive officers of the Company and members of the Board of Directors (the “Board”) currently do not have access to these assets. Despite multiple efforts made by other Board members and the Company’s legal counsel over the past four months, the Board has been unable to obtain the necessary authorization and access from the CEO. As a result, the Board formed a special committee consisting of independent directors with the authority to identify alternatives and to consider actionable steps necessary to access the Company’s liquid assets in the PRC or otherwise to permit the Company to meet its ongoing payment obligations.

The Company sought a number of alternative sources of financing to fulfill its payment obligations. Ultimately, the Company was unable to obtain an acceptable alternative source of funding from a third party investor. On November 10, 2015, the Company received a proposal from Accretive, pursuant to which Accretive would provide a cash loan to the Company, contingent upon a minimum pari passu investment participation from another party. Mr. Tick and Mr. Fearon subsequently offered to roll-over a portion of outstanding payments due to them, including salary payments that have been due and payable to Mr. Tick since the second quarter of 2015. The Company’s Audit Committee and Board in its review of the proposal identified and acknowledged that the transaction contemplated by the Loan Agreement would be related party transactions from the outset of discussions with Accretive. On November 16, 2015, the Audit Committee and the Board independently approved the Loan Agreement and the transactions contemplated thereby, with Mr. Fearon or Mr. Tick abstaining from such votes.

The Loan Agreement contains customary representations and warranties, events of default and post-closing covenants. In addition, pursuant to the Loan Agreement, the Company covenants and agrees, among other things, that the Board will adopt resolutions to: (i) as promptly as practicable, remove and replace the CEO as Chairman of the Board and replace her with a non-executive chairman; (ii) not later than the first quarter of fiscal year 2016, commence a rights offering to the shareholders of the Company having an aggregate value of not less than $300,000 and not more than $750,000; and (iii) not later than the first quarter of fiscal year 2016, cause the Company’s affiliated operating entity to make an intercompany term loan to the Company or to one or more of its subsidiaries resulting in US-dollar denominated proceeds being available to the Company of not less than fifty percent (50%) of such affiliated entity’s available cash, subject to compliance with applicable PRC banking laws and regulations.

The Loan will be secured by a pledge of assets by the Company and certain of its subsidiaries and affiliated entities and guaranteed by such subsidiaries and affiliated entities of the Company, subject to applicable laws and regulations. Within sixty (60) days after the date of the Loan Agreement, the Company is required to execute and deliver a pledge and security agreement to the Investors, under which, as collateral to secure the Company’s obligations under the Promissory Notes, the Company will pledge 100% of the issued and outstanding equity of its indirect subsidiary, Oriental Global Holdings Limited (“Oriental Global”) to the Investors. In addition, Oriental Global will pledge 100% of the issued and outstanding equity of its direct subsidiary, Harbin Baixin Biotech Development Co., Ltd. to the Investors.

The shares of common stock of the Company issued to the Investors are granted certain anti-dilution protections in the event of future issuances of Company securities (other than the contemplated rights offering) and “piggy-back” registration rights under the Loan Agreement. As further security for the Loan, in the event the Company defaults on the Loan, the Company would be required to issue as liquidated damages to the Investors all additional shares of common stock which are available for issuance by the Company.

The foregoing descriptions of the Loan Agreement and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on November 16, 2015, the Company issued Promissory Notes and an aggregate of 673,853 shares of common stock (the “Shares”) to the Investors in a transaction exempt from registration as provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Each of the Investors is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The sale of the Promissory Notes and Shares did not involve a public offering and was made without general solicitation or general advertising. The Investors acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Promissory Notes nor the Shares have been registered under the Securities Act and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit	Description

10.1	Note and Stock Purchase Agreement, dated as of November 16, 2015, among the Company, as borrower, and Accretive Capital Partners LLC, Mr. Richard Fearon and Mr. Robert Tick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: November 20, 2015

/s/ Robert Tick
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Note and Stock Purchase Agreement, dated as of November 16, 2015, among the Company, as borrower, and Accretive Capital Partners LLC, Mr. Richard Fearon and Mr. Robert Tick